               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
      Date of Report (Date of earliest event reported): December 4, 2004

                     NAVISTAR FINANCIAL CORPORATION
         (Exact name of Registrant as specified in its charter)

            Delaware                                 36-2472404
  (State or other jurisdiction of       (I.R.S. Employer Identification No.)
   incorporation or organization)

  2850 West Golf Road Rolling Meadows, Illinois         60008
    (Address of principal executive offices)         (Zip Code)

        Registrant's telephone number including area code 847-734-4000

--------------------------------------------------------------------------------

ITEM 4.02.  NON-RELIANCE ON PREVISOULY  ISSUED FINANCIAL  STATEMENTS OR RELATED
AUDIT REPORT OR COMPLETED INETRIM REVIEW

      On  December 4, 2004,  the  authorized  officers  of  Navistar  Financial
Corporation  concluded a  re-interpretation  of securitization  accounting will change certain  aspects of the financial  statements  associated  with Navistar
Financial's retail note securitization program.
      The company  obtains  financing  through the sale of finance  receivables where  the  company  retains  a  subordinated  position  in the sale  (retained interest  assets).  Previously,  the company had  recognized  income from those retained  interest assets as cash was received,  not taking into  consideration any  potential  changes  to future  income as a result of  business  and market conditions.  The  anticipated  changes in accounting  will recognize  income on an  effective  yield basis.  In  addition,  the changes will value the retained interest  assets  in its  securitizations  at fair  value  and will  take  into effect current business and market conditions.
      The expected  impact of these  changes on the periods will be to increase the  fair  value of the  Company's  retained  interest  assets  and the  income associated  with these  assets.  The  Company is making  other  adjustments  in these periods,  which do not materially  affect the results for any restatement
period.  The  anticipated   changes  discussed  do  not  affect  the  Company's
historical or ongoing cash flows.
      The final  assessment is subject to  completion of the Company's  current review and the completion by its independent  registered public  accountants of their audit and  review.  These  changes  will bring the  Company's  accounting practices in accordance with generally  accepted  accounting  principals  under
Emerging Issues Task Force ("EITF")  99-20,  Recognition of Interest Income and
Impairment  on Purchased  and  Retained  Beneficial  Interests  in  Securitized
Financial    Assets,    and   other    relevant    securitization    accounting
pronouncements.
      Navistar  Financial's  authorized  officers have discussed  these changes with the  Company's  independent  accountant.  The  Company  expects to restate the  comparative  periods 2002 and 2003 for its income  statement  and the 2003 balance sheet in its 2004 Annual  Report on Form 10-K,  which is expected to be filed  on or  before  January  7,  2005.  As a  result,  the  previously  filed financial  statements  covering  the periods  2002  through  3rd  quarter  2004 should not be relied upon.

--------------------------------------------------------------------------------

                                  SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of 1934,  the
registrant  has duly  caused  this  report to be  signed  on its  behalf by the undersigned hereunto duly authorized.

NAVISTAR FINANCIAL CORPORATION
          Registrant

Date: December 6, 2004          /s/PAUL MARTIN
                                   Paul Martin
                                   Vice President and Controller